Exhibit 10.10

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
OUACHITA COMMUNITY HOSPITAL: WEST MONROE, LOUISIANA
THIS AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL V, LLC, a Delaware limited liability company (“Buyer”), and OUACHITA MEDICAL PROPERTIES, L.C., a Louisiana limited liability company (“Seller”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean Colliers International, acting as Seller’s agent.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) business days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(c)    “Deposit” shall mean Three Hundred Forty One Thousand Six Hundred Ninety-Six and NO/100 Dollars ($341,696.00). The Deposit shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Deposit shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(d)    “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EDT on the date that is thirty (30) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.
(e)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.

(f)    “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall - Suite 1400, Boston, MA 02108, Attention: Annette Comer, Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Title Commitment and Title Policy, (y) preparation of the closing statement, and (z) collection and disbursement of the funds.
(g)     “Guarantor” shall mean Ouachita Community Hospital, LLC, a Louisiana limited liability company.
(h)    “Guaranty” shall mean that certain Guaranty of Lease, dated February 1, 2008, executed by Guarantor.
(i)    “Lease” shall mean that certain Lease Agreement, dated as of May 7, 2003, by and between Seller, as landlord, and Ouachita Surgical Hospital, L.C., a Louisiana limited liability company, predecessor-in-interest to Ouachita Community Hospital, L.L.C, a Louisiana limited liability company (“Initial Tenant”), as tenant, as amended by that certain Amendment to Lease, dated as of [sic], by and between Seller and Initial Tenant, and as assigned by Initial Tenant to IASIS Ouachita Community Hospital, L.P., a Delaware limited partnership (“Tenant”), pursuant to that certain Assignment and Assumption of Lease, dated as of February 1, 2008, by and between Initial Tenant, as assignor, and Tenant, as assignee.
(j)    “Property” shall mean (1) that certain real property located at 1275 Glenwood Drive, West Monroe, LA 71291 being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (1) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (1) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (1) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (1) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant.
(k)    “Purchase Price” shall mean Six Million Eight Hundred Thirty Three Thousand Nine Hundred Twenty and NO/100 Dollars ($6,833,920.00). The Purchase Price is based upon information made available to Buyer by Seller and its representatives and is subject to change if such information is inaccurate or additional information is discovered during the Due Diligence Period.
(l)    Seller and Buyer’s Notice address

(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Ouachita Medical Properties, L.C.
305 Park Avenue
Monroe, LA 71201
Attention: Jerry Fontenot
Tel. No.: (318) 680-0777
Email: hjfontenot@msn.com

And to:

John C. Laird
1890 Hudson Circle, Suite 4
Monroe, LA 71201
Tel. No. : (318) 654-4341
Fax No.: (318) 654-4337
Email: jlaird@jclairdlaw.com

(ii)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Michael Weil
American Realty Capital V, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6505
Fax No.: (857) 207-3397
Email: mweil@arlcap.com

And to:
Jesse Galloway, Esq.
American Realty Capital V, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516
Fax No.: (646) 861-7751
Email: jgalloway@arlcap.com

And Due Diligence Materials and Additional Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte
American Realty Capital V, LLC
7621 Little Avenue, Suite 200
Charlotte, NC 28226
Tel. No.: (704) 626-4400
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.    Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. At Closing, Buyer shall receive a credit equal to the amount of Taxes and Assessments which Tenant has remitted to Seller pursuant to the Lease, and which relate to Taxes and Assessments due and payable after the Closing Date. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease.
(b)    All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs; provided, however, if the Closing Date shall occur within ten (10) days of the end of the month in which Closing occurs, Buyer and Seller agree that Buyer shall be credited with the following month’s rent at Closing and Seller shall be entitled to retain any rents received by Seller that are attributable to the month following the month in which the Closing Date occurs and Buyer agrees to the extent that it receives any rent attributable to such month which was adjusted at Closing, it will refund such amount to Seller as soon as reasonably possible.
(c)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction:

(i)One-half of all Owner’s Title Insurance policy premiums, including search costs, a survey endorsement and any other endorsements issued in connection with such policies (subject to Section 4(c)(ii) below);

(ii)100% of any endorsements that Seller elects to purchase to cover title issues, if any;

(iii)One-half of all transfer taxes and conveyance fees on the sale and transfer of the Property;

(iv)Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 24 of this Agreement; and

(v)All fees relating to the granting, executing and recording of the Deed (defined below) for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)One-half of all Owner’s Title Insurance policy premiums, including search costs, a survey endorsement and any other endorsements issued in connection with such policies, other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)One-half of all transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees, Lender’s Title Insurance Policy premiums, if any, and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iv)Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations.

(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by act of cash sale with special warranty of title only, free and clear of all liens, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts and cost prior to Closing. Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, in which case the Deposit shall be returned to Buyer, and in the event such Objection was caused by Seller, Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder up to $15,000.00 and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases and lease guaranties, including the Lease and the Guaranty, affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all environmental, engineering and physical condition reports for the Property; and (iii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership (collectively, the “Due Diligence Materials”). Seller shall use commercially reasonable efforts to obtain the following documents and materials pertaining to the Property and deliver same to Buyer at least ten (10) days prior to the expiration of the Due Diligence Period: (i) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (ii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iii) a copy of Seller’s title insurance commitments and policies relating to the Property; (iv) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (v)

all service contracts and insurance policies which affect the Property, if any; (vi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (vii) a written inventory of all items of personal property to be conveyed to Buyer, if any; (viii) Tenant financials, to the extent reasonably available to Seller and consistent with each such Tenant’s reporting requirements; (ix) a complete copy of any feasibility study completed by the hospital operator; (x) a copy of all primary and secondary state licenses or regulatory permits for the Property; (xi) a copy of any documents relating to a waiver of life safety code or physical plant requirements; (xii) a copy of any third-party accreditation (i.e., Joint Commission); and (xiii) a list of physician investors in the Tenant, including (A) name of corresponding group/practice, (B) age of physician, (C) projected volume of their referrals to the hospital, (D) date of initial investment and (E) historical and current description of physician investment (collectively, the “Additional Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Deposit, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)    Within two (2) business days following the Effective Date, Seller shall request estoppel certificates certified to Buyer, the Approved Assignee and their Lender and successors and assigns and a waiver of Tenant’s right of first refusal to purchase the Property under Section 20.13 of the Lease (and simultaneously provide Buyer with copies of such requests). Seller’s request of Tenant’s waiver of its right of first refusal to purchase the Property shall comply with the notice of sale requirements set forth under Section 20.13 of the Lease. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form attached hereto as Exhibit F (the “Tenant Estoppel Certificate”) and an estoppel certificate from Guarantor in the form attached hereto as Exhibit G (the “Guarantor Estoppel Certificate”), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Seller receives the same.
(d)    Seller shall use good faith efforts to obtain subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNDA”). Buyer shall provide to Seller the form of the SNDA to present to Tenant which contains the form and substance reasonably acceptable to it and its Lender, if applicable, within a reasonable time for Seller to seek to obtain the execution of same prior to the Closing Date.
(e)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer. Should Buyer request Seller to obtain any such estoppel certificates, it shall provide same to Seller within a reasonable time for Seller to attempt to obtain same prior to the Closing Date.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Deposit shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Deposit Disbursement. The Deposit shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Deposit to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase

Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Deposit to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent and the Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Deposit to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Deposit in escrow and shall disburse the Deposit pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Deposit as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein, and Buyer shall be responsible for all of Escrow Agent’s costs and title search costs related to this transaction. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Deposit paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Deposit shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”.
Notwithstanding the foregoing, in the event of a willful or intentional default of Seller hereunder, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity; provided, however, in no event shall Seller be liable to Buyer for any punitive, speculative or indirect consequential damages.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(a)    An Act of Cash Sale (the “Deed”) in the form attached hereto as Exhibit B;
(b)    An Assignment and Assumption of Lease, Guaranty and Security Deposit, in the form attached hereto as Exhibit C;
(c)    A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(d)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)    An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease. If the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;
(f)    An original Guarantor Estoppel Certificate dated no earlier than 30 days prior to the date of Closing;
(g)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(h)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;
(i)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(j)    Originals of the warranties set forth on Exhibit I and any additional warranties required by the Lease, re-issued at Buyer’s expense, to Buyer or Tenant, as requested by Buyer;
(k)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(l)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(m)    An original SNDA fully executed and notarized by Tenant, if requested by Buyer;
(n)    Letter to Tenant in form of Exhibit H attached hereto;
(o)    A bring down certificate with respect to Seller’s representations and warranties provided herein in a form reasonably satisfactory to Seller and Buyer;
(p)    A certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required by the Lease, which shall name Buyer and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear; and
(q)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Deposit to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (a), (b), (c), (g), (h) and (m) above. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to fifteen (15) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)    Seller is duly organized (or formed), validly existing and in good standing (or will be in good standing at Closing) under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Seller has not entered into any leases, subleases, contracts, licenses or other agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease and the agreements referenced on Exhibit J annexed hereto;
(d)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;

(e)    Seller’s title to the Property is as represented in the public records of Ouachita Parish, Louisiana, and as of the Closing, such title will be free and clear of all liens and encumbrances except for Permitted Exceptions and Seller will be the sole owner of the entire lessor’s interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the current total scheduled annual base rent under the Lease is $600,710.00 per annum and shall increase at the beginning of each five year period during the Lease term by a percentage equal to one-half of the percentage increase in CPI (as defined in the Lease) since the commencement of the preceding five year period;
(g)    There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity, except as set forth in Section 20.13 of the Lease; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)    The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;
(i)    To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property;
(j)    Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”); and

(k)    With respect to the Guaranty: (a) the Guaranty forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Guaranty; and (b) the Guaranty is in full force and effect and there is no default thereunder.
The representations and warranties of Seller shall survive Closing for a period of one (1) year.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:
(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property and the Improvements in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and the Improvements and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    Intentionally deleted;

(d)    Tenant shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Lease and Tenant shall not have assigned or sublet the Property;
(e)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and
(f)    Seller shall have delivered to Buyer a written waiver by Tenant or any other party of any right of first refusal, right of first offer or other purchase option that Tenant or any other such party has pursuant to the Lease or otherwise to purchase the Property from Seller (“Third Party Purchase Rights”) or Seller shall comply with all obligations to provide such third party with any written notices triggering such Third Party Purchase Rights and the time period for the exercise of such Third Party Purchase Rights shall have expired (as evidenced to Buyer with supporting documentation), and thereafter Seller shall execute and deliver to Escrow Agent such documents and/or instruments as may be reasonably required by Escrow Agent to evidence the compliance with such Third Party Purchase Rights for recordation in the public records of the parish where the property is located.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof;
(b)    Buyer shall execute and deliver to Escrow Agent on or before the Closing Date the documents required to be executed by Buyer under Section 10 hereof; and
(c)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii)

deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.    Intentionally Deleted.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
21.    No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
25.    Assignment. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARHC OCWMNLA01, LLC (the “Approved Assignee”) and intends to assign to Approved Assignee its rights hereunder prior to Closing. The notice address for the Approved Assignee is 106 York Road, Jenkintown, PA 19046.
26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.
27.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
28.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:    SELLER:

AMERICAN REALTY CAPITAL V, LLC, a Delaware limited liability company By: /s/ Edward M. Weil Jr. Name: Edward M. Weil, Jr. Title: President Date: 5/20/2013	OUACHITA MEDICAL PROPERTIES, L.C., a Louisiana limited liability company By: /s/ H. Jerrel Fontenot Name: H. Jerrel Fontenot Title: Chairman of Board Date: 5/20/2013

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.
ESCROW AGENT:
STEWART TITLE GUARANTY COMPANY
By: /s/ Annette M. Comer
Name:    Annette M, Comer
Title:     Vice President
Date:     5/21/2013

EXHIBITS
Exhibit A    -    Real Property
Exhibit B    -    Form of Act of Cash Sale
Exhibit C    -    Form of Assignment and Assumption of Lease, Guaranty and Security                 Deposit
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Tenant Estoppel Certificate
Exhibit G    -    Form of Guarantor Estoppel Certificate
Exhibit H    -    Form of Tenant Notice
Exhibit I    -    Warranties
Exhibit J    -    Agreements

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
A certain tract or parcel of land lying in Section 46, Township 18 North, Range 3 East, Ouachita Parish, Louisiana, containing 2.895 acres, more or less, and being more particularly described as follows:

Commence at the Northwesterly corner of said Section 46, Township l 8 North, Range 3 East, said corner being common to Sections 34, 45 and 46; thence run North 54 degrees 05 minutes East along the line between Sections 45 and 46, for a distance of 910.82 feet, more or less, to an iron pin located on the Easterly right-of-way line of Interstate Highway No. 20 (Glenwood Drive); thence continue North 54 degrees 05 minutes East along the line between Sections 45 and 46, for a distance of 601.73 feet to an iron pipe; thence run South 35 degrees 58 minutes 02 seconds East, for a distance of 114.64 feet to an iron pipe and the POINT OF BEGINNING; thence from said POINT OF BEGINNING run South 35 degrees 56 minutes 09 seconds East, for a distance of 355.30 feet to an iron pipe located in the center of Drago Street (now abandoned); thence run South 54 degrees 08 minutes 16 seconds West along the center of now abandoned street, for a distance of 131.88 feet to an iron pipe; thence run South 37 degrees l 5 minutes 20 seconds East, for a distance of 215.67 feet to an iron pipe located on the North right-of-way line of Moss Park Drive and being the Southeast corner of Lot 8, Block No. 2 of Vines Subdivision, as per plat of record in Plat Book 9, page 19, records of Ouachita Parish, Louisiana; thence run South 50 degrees 11 minutes 5l seconds West along the North right-of way line of said street, for a distance of 209.70 feet to an iron pipe located on the East right-of way line of Glenwood Drive; thence run Northwesterly along the arc of a curve which bears to the right (said curve having a radius of 7489.44 feet and a chord bearing North 59 degrees 46 minutes 06 seconds West a distance of 87.59 feet, for a distance of 87.59 feet to an iron pipe; thence run Northwesterly along the arc of curve which bears to the left (said curve having a radius of 7479.44 feet and a chord bearing North 59 degrees 29 minutes 25 seconds West a distance of 59.28 feet), for a distance of 59.28 feet to an iron pipe; thence continue Northwesterly along the arc of curve (said curve having a radius of 7479.44 feet and a chord bearing North 57 degrees 55 minutes 48 seconds West a distance of 35.38 feet), for a distance of 35.38 feet to an iron pipe; thence run North 29 degrees 02 minutes 42 seconds East, for a distance of 190.33 feet to an iron pipe; thence run North 18 degrees 38 minutes 11seconds East, for a distance of 212.27 feet to an iron pipe; thence run North 01 degrees 47minutes 27 seconds East, for a distance of 150.87 feet to the POINT OF BEGINNING, and being subject to the rights-of-way of all the pipelines and utilities of record or of use, and being further shown by a plat prepared by Mason Surveying, Inc., West Monroe,. Louisiana.

Being the same property conveyed by deed of record at Book 1885, page 594 in the Conveyance Records for Ouachita Parish, Louisiana.

A-1

EXHIBIT B
FORM OF ACT OF CASH SALE

This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________

ACT OF CASH SALE

BE IT KNOWN that on the dates hereinafter set forth, effective _____________, 2013, before the undersigned Notaries Public, duly commissioned and qualified, and in the presence of the subscribing witnesses, personally came and appeared:

___________________________________,
a limited liability company organized and existing under the laws of the State of ______________, represented herein by ________________, its _______________, being duly authorized by virtue of ______________, a certified copy of which is attached hereto and made a part hereof ("Grantor"), whose mailing address is ___________________________________________, and

___________________________________,
a limited liability company organized and existing under the laws of the State of ______________, represented herein by __________________, its _______________, being duly authorized by virtue of ______________, a certified copy of which is attached hereto and made a part hereof ("Grantee"), whose mailing address is ____________________________________________, who declared as follows:

In consideration of the sum of _____________________________________________ ($_____________________) cash, the receipt of which is hereby acknowledged, Grantor does by these presents, sell and convey unto Grantee, with warranty of title and the agreement to defend the title unto Grantee and Grantee’s successors and assigns against all lawful claims and demands of all persons claiming under or through Grantor, but not otherwise, the lots, tracts or parcels of land lying, being and situated in the Parish of ____________, State of Louisiana, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.

NO TITLE EXAMINATION WAS MADE BY OR REQUESTED OF THE UNDERSIGNED NOTARY PUBLIC AND THE DESCRIPTION IS FURNISHED BY THE PARTIES HERETO.

It is agreed that immovable property herein conveyed and all improvements and component parts, and all items located thereon are conveyed by Grantor and accepted by Grantee “AS IS, WHERE IS,” without any warranty of any kind whatsoever, even as to the zoning, operation or suitability of such property for the use intended by Grantee, and without regard to the presence of apparent or hidden defects and with Grantee’s full and complete waiver of any and all rights for the return of all or any part of the purchase price by reason of any such defects. Grantee acknowledges and declares that neither Grantor nor any party, whomsoever, acting or purporting to act in any capacity whatsoever on behalf of Grantor, has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, and upon which Grantee has relied, concerning the existence or non-existence of any quality, characteristic or condition of the property herein conveyed. Grantee has had full, complete and unlimited access to the property herein conveyed for all test and inspections which Grantee, in its sole discretion, deems necessary or advisable. Grantee hereby expressly waives the warranty of fitness and warranty against redhibitory vices and defects, whether apparent or latent, imposed by Louisiana Civil Code Articles 2520, 2501, any other applicable state or federal law, and the jurisprudence thereunder. Grantee also waives any rights it may have redhibitory or to a reduction of purchase price pursuant to Louisiana Civil Code Articles 2520 through 2548, inclusive, in connection with the property hereby conveyed to it by Grantor. By its signature, Grantee expressly acknowledges all such waivers and its exercise of Grantee’s right to waive warranty pursuant to Louisiana Civil Code Article 2503.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, servitudes, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto Grantee and unto Grantee's successors and assigns forever.

Ad valorem property taxes for the year 2013 shall be prorated between the parties as of the effective date except to the extent payable by any tenant of the property.

All parties signing the within instrument have declared themselves to be of full legal capacity.

All agreements and stipulations herein contained and all the obligations herein assumed shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the respective parties, and Grantee, its successors and assigns shall have and hold the described property in full ownership forever.

[Signatures on following pages]

THUS DONE, READ AND PASSED in my office in the City of ___________________________, County/Parish of _______________________________, State of _____________________, in the presence of me, Notary, and the undersigned competent witnesses who have signed in the presence of the parties and me, Notary, on the date first above written.

WITNESSES:                    GRANTOR:

By:
Print Name:         Name:
Title:

Print Name:

_______________________________________________
__________________ Notary Public
Print Name

My commission expires: ______________
(Seal)

THUS DONE, READ AND PASSED in my office in the City of New York, County of New York, State of New York, in the presence of me, Notary, and the undersigned competent witnesses who have signed in the presence of the parties and me, Notary, on the date first above written.

WITNESSES:                    GRANTEE:

By:

Print Name:	Name:
Title:

Print Name:

_______________________________________________
__________________ Notary Public
Print Name

My commission expires: ______________
(Seal)

Exhibit "A"

A certain tract or parcel of land lying in Section 46, Township 18 North, Range 3 East, Ouachita Parish, Louisiana, containing 2.895 acres, more or less, and being more particularly described as follows:

Commence at the Northwesterly corner of said Section 46, Township l 8 North, Range 3 East, said corner being common to Sections 34, 45 and 46; thence run North 54 degrees 05 minutes East along the line between Sections 45 and 46, for a distance of 910.82 feet, more or less, to an iron pin located on the Easterly right-of-way line of Interstate Highway No. 20 (Glenwood Drive); thence continue North 54 degrees 05 minutes East along the line between Sections 45 and 46, for a distance of 601.73 feet to an iron pipe; thence run South 35 degrees 58 minutes 02 seconds East, for a distance of 114.64 feet to an iron pipe and the POINT OF BEGINNING; thence from said POINT OF BEGINNING run South 35 degrees 56 minutes 09 seconds East, for a distance of 355.30 feet to an iron pipe located in the center of Drago Street (now abandoned); thence run South 54 degrees 08 minutes 16 seconds West along the center of now abandoned street, for a distance of 131.88 feet to an iron pipe; thence run South 37 degrees l 5 minutes 20 seconds East, for a distance of 215.67 feet to an iron pipe located on the North right-of-way line of Moss Park Drive and being the Southeast corner of Lot 8, Block No. 2 of Vines Subdivision, as per plat of record in Plat Book 9, page 19, records of Ouachita Parish, Louisiana; thence run South 50 degrees 11 minutes 5l seconds West along the North right-of way line of said street, for a distance of 209.70 feet to an iron pipe located on the East right-of way line of Glenwood Drive; thence run Northwesterly along the arc of a curve which bears to the right (said curve having a radius of 7489.44 feet and a chord bearing North 59 degrees 46 minutes 06 seconds West a distance of 87.59 feet, for a distance of 87.59 feet to an iron pipe; thence run Northwesterly along the arc of curve which bears to the left (said curve having a radius of 7479.44 feet and a chord bearing North 59 degrees 29 minutes 25 seconds West a distance of 59.28 feet), for a distance of 59.28 feet to an iron pipe; thence continue Northwesterly along the arc of curve (said curve having a radius of 7479.44 feet and a chord bearing North 57 degrees 55 minutes 48 seconds West a distance of 35.38 feet), for a distance of 35.38 feet to an iron pipe; thence run North 29 degrees 02 minutes 42 seconds East, for a distance of 190.33 feet to an iron pipe; thence run North 18 degrees 38 minutes 11seconds East, for a distance of 212.27 feet to an iron pipe; thence run North 01 degrees 47minutes 27 seconds East, for a distance of 150.87 feet to the POINT OF BEGINNING, and being subject to the rights-of-way of all the pipelines and utilities of record or of use, and being further shown by a plat prepared by Mason Surveying, Inc., West Monroe,. Louisiana.

Being the same property conveyed by deed of record at Book 1885, page 594 in the Conveyance Records for Ouachita Parish, Louisiana.

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE, GUARANTY AND SECURITY DEPOSIT
______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease, together with all of Assignor’s right, title and interest in and to that certain Guaranty of Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Guaranty”).
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2013, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR: _______________________________ By: Name: Title:	ASSIGNEE: _______________________________ By: Name: Title:

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EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

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IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2013. This Bill of Sale may be executed in counterparts, which when taken together shall be deemed one agreement.
SELLER:

By:
Name:
Title:

BUYER:

By:
Name:
Title:

SCHEDULE A
TO BILL OF SALE
A certain tract or parcel of land lying in Section 46, Township 18 North, Range 3 East, Ouachita Parish, Louisiana, containing 2.895 acres, more or less, and being more particularly described as follows:

Commence at the Northwesterly corner of said Section 46, Township l 8 North, Range 3 East, said corner being common to Sections 34, 45 and 46; thence run North 54 degrees 05 minutes East along the line between Sections 45 and 46, for a distance of 910.82 feet, more or less, to an iron pin located on the Easterly right-of-way line of Interstate Highway No. 20 (Glenwood Drive); thence continue North 54 degrees 05 minutes East along the line between Sections 45 and 46, for a distance of 601.73 feet to an iron pipe; thence run South 35 degrees 58 minutes 02 seconds East, for a distance of 114.64 feet to an iron pipe and the POINT OF BEGINNING; thence from said POINT OF BEGINNING run South 35 degrees 56 minutes 09 seconds East, for a distance of 355.30 feet to an iron pipe located in the center of Drago Street (now abandoned); thence run South 54 degrees 08 minutes 16 seconds West along the center of now abandoned street, for a distance of 131.88 feet to an iron pipe; thence run South 37 degrees l 5 minutes 20 seconds East, for a distance of 215.67 feet to an iron pipe located on the North right-of-way line of Moss Park Drive and being the Southeast corner of Lot 8, Block No. 2 of Vines Subdivision, as per plat of record in Plat Book 9, page 19, records of Ouachita Parish, Louisiana; thence run South 50 degrees 11 minutes 5l seconds West along the North right-of way line of said street, for a distance of 209.70 feet to an iron pipe located on the East right-of way line of Glenwood Drive; thence run Northwesterly along the arc of a curve which bears to the right (said curve having a radius of 7489.44 feet and a chord bearing North 59 degrees 46 minutes 06 seconds West a distance of 87.59 feet, for a distance of 87.59 feet to an iron pipe; thence run Northwesterly along the arc of curve which bears to the left (said curve having a radius of 7479.44 feet and a chord bearing North 59 degrees 29 minutes 25 seconds West a distance of 59.28 feet), for a distance of 59.28 feet to an iron pipe; thence continue Northwesterly along the arc of curve (said curve having a radius of 7479.44 feet and a chord bearing North 57 degrees 55 minutes 48 seconds West a distance of 35.38 feet), for a distance of 35.38 feet to an iron pipe; thence run North 29 degrees 02 minutes 42 seconds East, for a distance of 190.33 feet to an iron pipe; thence run North 18 degrees 38 minutes 11seconds East, for a distance of 212.27 feet to an iron pipe; thence run North 01 degrees 47minutes 27 seconds East, for a distance of 150.87 feet to the POINT OF BEGINNING, and being subject to the rights-of-way of all the pipelines and utilities of record or of use, and being further shown by a plat prepared by Mason Surveying, Inc., West Monroe,. Louisiana.

Being the same property conveyed by deed of record at Book 1885, page 594 in the Conveyance Records for Ouachita Parish, Louisiana.

EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2013, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale of Real Property (the “Purchase Agreement”) dated as of ________, 2013, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

a

By:
Name:
Title:

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EXHIBIT F
FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned hereby certifies to American Realty Capital V, LLC (“ARC V”), ARHC OCWMNLA01, LLC (“Approved Assignee”; ARC V and Approved Assignee are hereinafter referred to, individually and collectively, as “Buyer”), Approved Assignee’s lender and KeyBank National Association (such lenders, individually and collectively, “Lender”) and their respective successors and assigns as follows:
1.    The undersigned is the tenant under that certain Lease Agreement, dated as of May 7, 2003, by and between Ouachita Medical Properties, L.C., a Louisiana limited liability company (“Landlord”), as landlord, and Ouachita Surgical Hospital, L.C., a Louisiana limited liability company, predecessor-in-interest to Ouachita Community Hospital, L.L.C, a Louisiana limited liability company (“Initial Tenant”), as tenant, as amended by that certain Amendment to Lease, dated as of [sic], by and between Landlord and Initial Tenant, and as assigned by Initial Tenant to IASIS Ouachita Community Hospital, L.P., a Delaware limited partnership (“Tenant”), pursuant to that certain Assignment and Assumption of Lease, dated as of February 1, 2008, by and between Initial Tenant, as assignor, and Tenant, as assignee (as amended and assigned, the “Lease”), pursuant to which Lease Tenant leases that real property located at 1275 Glenwood Drive, West Monroe, Louisiana 71291, as more particularly described in the Lease (the “Premises”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The rent commencement date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease. Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly), (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the [Base Annual Rent] shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 2013. Additional rent under the Lease has been paid through and including the month of __________, 2013. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    All licenses necessary for using and operating the Premises as a medical office are held by Tenant and are in full force and effect.
12.    This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

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The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2013
TENANT:
IASIS OUACHITA COMMUNITY HOSPITAL, L.P.,
a Delaware limited partnership

By:______________________
Name:
Title:

EXHIBIT G
FORM OF GUARANTOR ESTOPPEL CERTIFICATE
The undersigned hereby certifies to American Realty Capital V, LLC (“ARC V”), ARHC OCWMNLA01, LLC (“Approved Assignee”; ARC V and Approved Assignee are hereinafter referred to, individually and collectively, as “Buyer”), Approved Assignee’s lender and KeyBank National Association (such lenders, individually and collectively, “Lender”) and their respective successors and assigns as follows:
1.    The undersigned (“Guarantor”) is the guarantor of under that certain Lease Agreement, dated as of May 7, 2003, by and between Ouachita Medical Properties, L.C., a Louisiana limited liability company (“Landlord”), as landlord, and Ouachita Surgical Hospital, L.C., a Louisiana limited liability company, predecessor-in-interest to Ouachita Community Hospital, L.L.C, a Louisiana limited liability company (“Initial Tenant”), as tenant, as amended by that certain Amendment to Lease, dated as of [sic], by and between Landlord and Initial Tenant, and as assigned by Initial Tenant to IASIS Ouachita Community Hospital, L.P., a Delaware limited partnership (“Tenant”), pursuant to that certain Assignment and Assumption of Lease, dated as of February 1, 2008, by and between Initial Tenant, as assignor, and Tenant, as assignee (as amended and assigned, the “Lease”), pursuant to which Lease Tenant leases from Landlord that real property located at 1275 Glenwood Drive, West Monroe, Louisiana 71291, as more particularly described in the Lease (the “Premises”). Such guaranty is made pursuant to that certain Guaranty of Lease, dated as of February 1, 2008 (the “Guaranty”) from Guarantor to Landlord.
2.    The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Guaranty is valid and in full force and effect on the date hereof.
4.    No voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.
5.    Guarantor’s Proportionate Share (as defined in the Guaranty) as of the date hereof is [______] percent [(__)%].
6.    This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.
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The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.
Dated: ____________, 2013
GUARANTOR:

OUACHITA COMMUNITY HOSPITAL, LLC, a Louisiana limited liability company

By:
Name:
Title:

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EXHIBIT H
FORM OF NOTICE TO TENANT
TO:    [Tenant]
Re:    Notice of Change of Ownership of ______________________________
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:
ARHC OCWMNLA01, LLC
c/o American Realty Capital
200 Dryden Road, Suite 1100
Dresher, PA 19025

With a copy to:
ARHC OCWMNLA01, LLC
c/o American Realty Capital
405 Park Avenue, 15th Floor
New York, NY 10022
Attention: General Counsel

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

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EXHIBIT I
WARRANTIES
None.

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EXHIBIT J
AGREEMENTS
None.

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